Exhibit 99.1
Couchbase Announces Fourth Quarter and Fiscal 2025 Financial Results
Santa Clara, Calif., - February 25, 2025 – Couchbase, Inc. (NASDAQ: BASE), the developer data platform for critical applications in our AI world, today announced financial results for its fourth quarter and fiscal year ended January 31, 2025.
“We finished fiscal 2025 on a strong note, including the highest quarterly free cash flow and net new ARR results in company history,” said Matt Cain, Chair, President and CEO of Couchbase. “We delivered top- and bottom-line outcomes that exceeded the high end of our outlook, saw robust expansions and migrations, and made further progress with Capella uptake. I’m pleased with the team’s execution in the quarter and confident in our ability to continue our momentum in fiscal 2026.”
Fourth Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the quarter was $54.9 million, an increase of 10% year-over-year. Subscription revenue for the quarter was $52.8 million, an increase of 10% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of January 31, 2025 was $237.9 million, an increase of 17% year-over-year as reported and on a constant currency basis. Relative to currency rates underpinning the quarter and full year guidance, total ARR was $239.8 million. See the section titled “Key Business Metrics” below for details.
•Gross margin: Gross margin for the quarter was 88.6%, compared to 89.7% for the fourth quarter of fiscal 2024. Non-GAAP gross margin for the quarter was 89.4%, compared to 90.4% for the fourth quarter of fiscal 2024. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $15.8 million, compared to $22.6 million for the fourth quarter of fiscal 2024. Non-GAAP operating loss for the quarter was $0.1 million, compared to $4.1 million for the fourth quarter of fiscal 2024.
•Cash flow: Cash flow provided by operating activities for the quarter was $4.4 million, compared to cash flow used in operating activities of $6.5 million in the fourth quarter of fiscal 2024. Capital expenditures were $0.4 million during the quarter, leading to free cash flow of $4.0 million, compared to negative free cash flow of $7.7 million in the fourth quarter of fiscal 2024.
•Remaining performance obligations (RPO): RPO as of January 31, 2025 was $251.1 million, an increase of 4% year-over-year.

Full Year Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the year was $209.5 million, an increase of 16% year-over-year. Subscription revenue for the year was $200.4 million, an increase of 17% year-over-year.
•Gross margin: Gross margin for the year was 88.1%, compared to 87.7% for fiscal 2024. Non-GAAP gross margin for the year was 88.9%, compared to 88.5% for fiscal 2024.
•Loss from operations: Loss from operations for the year was $78.7 million, compared to $84.5 million for fiscal 2024. Non-GAAP operating loss for the year was $14.4 million, compared to $31.3 million for fiscal 2024.
•Cash flow: Cash flow used in operating activities for the year was $15.8 million, compared to cash flow used in operating activities of $26.9 million in fiscal 2024. Capital expenditures were $3.0 million during the year, leading to negative free cash flow of $18.8 million, compared to negative free cash flow of $31.6 million in fiscal 2024.
Recent Business Highlights
•Launched the private preview of Capella AI Services to help customers build and deploy secure agentic applications while reducing development complexity and operational costs. The offering empowers developers to more easily build agents by giving them control over RAG workflows, access to AI models, and management of agent transcripts and metadata for data governance. With simplified workflows and integrated AI models, everything developers need is available in a single platform.
•Announced that Couchbase is helping enterprises accelerate the development of agentic AI applications with NVIDIA AI. Capella AI Model Services have integrated with NVIDIA NIM microservices, part of the NVIDIA AI Enterprise software platform, to offer a safe and fast way for organizations to build, deploy and evolve AI-powered applications. This integration gives customers the flexibility to run their preferred generative AI models while delivering optimized performance, security, support and reliability for AI workloads.
•Introduced the availability of Capella Analytics Services on Google Cloud, empowering enterprises to analyze operational JSON data at scale, driving faster, smarter decisions in an AI world. Built on Google’s C4A instances with Arm-based processors and Titanium SSDs, Capella Analytics Services addresses the historical challenges of incorporating JSON data into analytics, machine learning, and AI, better enabling developers to build cutting-edge AI-powered applications.
•Earned prestigious industry recognition, including placement among CRN’s 20 Coolest Cloud Software Companies of 2025 and multiple product awards for Capella, highlighted by SiliconANGLE Media’s Most Innovative Database, UK IT Industry’s Cloud Innovation of the Year award, and a DEVIES award for best innovation in data storage and management.

Financial Outlook

For the first quarter and full year of fiscal 2026, Couchbase expects:

	Q1 FY2026 Outlook	FY2026 Outlook
Total Revenue	$55.1-55.9 million	$228.0-232.0 million
Total ARR	$242.9-245.9 million	$273.6-278.6 million
Non-GAAP Operating Loss	$5.4-4.4 million	$13.4-8.4 million
The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.
Couchbase is not able, at this time, to provide GAAP targets for operating loss for the first quarter or full year of fiscal 2026 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call Information
Couchbase will host a live webcast at 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time) on Tuesday, February 25, 2025, to discuss its financial results and business highlights. The conference call can be accessed by dialing 877-407-8029 from the United States, or +1 201-689-8029 from international locations. The live webcast and a webcast replay can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.
About Couchbase
As industries race to embrace AI, traditional database solutions fall short of rising demands for versatility, performance and affordability. Couchbase is seizing the opportunity to lead with Capella, the developer data platform architected for critical applications in our AI world. By uniting transactional, analytical, mobile and AI workloads into a seamless, fully-managed solution, Couchbase empowers developers and enterprises to build and scale applications and AI agents with complete flexibility – delivering exceptional performance, scalability and cost-efficiency from cloud to edge and everything in between. Couchbase enables organizations to unlock innovation, accelerate AI transformation and redefine customer experiences wherever they happen. Discover why Couchbase is the foundation of critical everyday applications by visiting www.couchbase.com and following us on LinkedIn and X.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at blog.couchbase.com to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense, employer payroll taxes on employee stock transactions, restructuring charges and impairment of capitalized internal-use software. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.
For the fourth quarter of fiscal 2024, we excluded the impairment of capitalized internal-use software, a non-cash operating expense, from our non-GAAP results as it is not reflective of ongoing operating results. This impairment charge related to certain previously capitalized internal-use software that we determined would no longer be placed into service. Prior period non-GAAP financial measures have not been adjusted to reflect this change as we did not incur impairment of capitalized internal-use software in any prior period presented.
Free cash flow: We define free cash flow as cash provided by or used in operating activities less additions to property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.

Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. For Capella products, ARR in a customer’s initial year is calculated as the greater of: (i) initial year contract revenue as described above or (ii) annualized prior 90 days of actual consumption; and ARR for subsequent years is calculated with method (ii). ARR excludes services revenue.

Prior to fiscal 2025, ARR excluded on-demand revenue and, for Capella products in a customer’s initial year, ARR was calculated solely on the basis of initial year contract revenue. The reason for these changes is to better reflect ARR where usage rates or timing of purchases may be uneven and to better align with how ARR is used to measure the performance of the business. ARR for prior periods has not been adjusted to reflect this change as it is not material to any period previously presented.

ARR should be viewed independently of revenue, and does not represent our revenue under GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for forecasts of revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers, expand within our existing customers and consumption dynamics. We believe that ARR is an important indicator of the growth and performance of our business.
We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the section titled “Financial Outlook” above and statements about the expected client demand for and benefits of our offerings, the impact of our recently-released and planned products and services and our market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being highly competitive and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements, including new capabilities, programs and partnerships and their impact on our customers and our business; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of geopolitical and macroeconomic factors. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the Securities and Exchange Commission that we may file from time to time, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024. Additional information will be made available in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 that will be filed with the Securities and Exchange Commission, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com
Media Contact:
Amber Winans
Bhava Communications for Couchbase
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Revenue:
License	$6,464	$7,196	$22,908	$21,514
Support and other	46,317	40,865	177,502	150,040
Total subscription revenue	52,781	48,061	200,410	171,554
Services	2,141	2,028	9,056	8,483
Total revenue	54,922	50,089	209,466	180,037
Cost of revenue:
Subscription(1)	4,838	3,580	18,116	14,647
Services(1)	1,420	1,560	6,843	7,435
Total cost of revenue	6,258	5,140	24,959	22,082
Gross profit	48,664	44,949	184,507	157,955
Operating expenses:
Research and development(1)	17,873	16,491	70,576	64,069
Sales and marketing(1)	33,818	34,055	141,937	130,558
General and administrative(1)	12,806	11,840	50,649	42,663
Impairment of capitalized internal-use software	—	5,156	—	5,156
Restructuring(1)	—	—	—	46
Total operating expenses	64,497	67,542	263,162	242,492
Loss from operations	(15,833)	(22,593)	(78,655)	(84,537)
Interest expense	(14)	—	(60)	(43)
Other income, net	802	1,766	5,864	5,752
Loss before income taxes	(15,045)	(20,827)	(72,851)	(78,828)
Provision for income taxes	566	575	1,802	1,355
Net loss	$(15,611)	$(21,402)	$(74,653)	$(80,183)
Net loss per share, basic and diluted	$(0.30)	$(0.44)	$(1.45)	$(1.70)
Weighted-average shares used in computing net loss per share, basic and diluted	52,766	48,513	51,310	47,175
(1) Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Cost of revenue - subscription	$315	$148	$1,200	$707
Cost of revenue - services	101	116	455	529
Research and development	4,430	3,422	17,134	12,920
Sales and marketing	5,283	4,310	21,910	15,771
General and administrative	5,097	4,630	20,598	15,846
Restructuring	—	—	—	1
Total stock-based compensation expense	$15,226	$12,626	$61,297	$45,774

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of January 31, 2025	As of January 31, 2024
Assets
Current assets
Cash and cash equivalents	$30,536	$41,351
Short-term investments	116,635	112,281
Accounts receivable, net	49,242	44,848
Deferred commissions	16,774	15,421
Prepaid expenses and other current assets	15,206	10,385
Total current assets	228,393	224,286
Property and equipment, net	7,214	5,327
Operating lease right-of-use assets	3,935	4,848
Deferred commissions, noncurrent	19,602	11,400
Other assets	1,454	1,891
Total assets	$260,598	$247,752

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,186	$4,865
Accrued compensation and benefits	21,091	18,116
Other accrued expenses	8,443	4,581
Operating lease liabilities	1,356	3,208
Deferred revenue	94,252	81,736
Total current liabilities	127,328	112,506
Operating lease liabilities, noncurrent	2,960	2,078
Deferred revenue, noncurrent	2,694	2,747
Total liabilities	132,982	117,331
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	692,812	621,024
Accumulated other comprehensive income	116	56
Accumulated deficit	(565,312)	(490,659)
Total stockholders’ equity	127,616	130,421
Total liabilities and stockholders’ equity	$260,598	$247,752

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(15,611)	$(21,402)	$(74,653)	$(80,183)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	760	390	2,280	2,424
Stock-based compensation, net of amounts capitalized	15,226	12,626	61,297	45,774
Amortization of deferred commissions	4,788	4,886	17,443	18,628
Non-cash lease expense	910	762	3,303	3,075
Impairment of capitalized internal-use software	—	5,156	—	5,156
Foreign currency transaction losses	626	116	857	765
Other	(379)	(973)	(2,248)	(3,553)
Changes in operating assets and liabilities:
Accounts receivable	(20,953)	(14,496)	(4,746)	(5,382)
Deferred commissions	(13,382)	(10,937)	(26,998)	(24,829)
Prepaid expenses and other assets	(4,672)	(3,111)	(4,835)	(2,274)
Accounts payable	(2,952)	1,712	(3,101)	3,447
Accrued compensation and benefits	8,820	8,989	3,030	5,472
Other Accrued Expenses	4,016	1,481	3,541	(1,516)
Operating lease liabilities	(959)	(828)	(3,460)	(3,389)
Deferred revenue	28,120	9,179	12,462	9,492
Net cash provided by (used in) operating activities	4,358	(6,450)	(15,828)	(26,893)

Cash flows from investing activities
Purchases of short-term investments	(25,362)	(40,704)	(100,976)	(131,160)
Maturities of short-term investments	18,000	39,322	99,144	151,296
Additions to property and equipment	(375)	(1,285)	(3,020)	(4,710)
Net cash (used in) provided by investing activities	(7,737)	(2,667)	(4,852)	15,426

Cash flows from financing activities
Proceeds from exercise of stock options	1,172	3,580	6,423	10,933
Proceeds from issuance of common stock under ESPP	—	—	3,515	2,000
Net cash provided by financing activities	1,172	3,580	9,938	12,933
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(288)	(19)	(616)	(561)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,495)	(5,556)	(11,358)	905
Cash, cash equivalents, and restricted cash at beginning of period	33,031	47,450	41,894	40,989
Cash, cash equivalents, and restricted cash at end of period	$30,536	$41,894	$30,536	$41,894

Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$30,536	$41,351	$30,536	$41,351
Restricted cash included in other assets	—	543	—	543
Total cash, cash equivalents and restricted cash	$30,536	$41,894	$30,536	$41,894

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$54,922	$50,089	$209,466	$180,037
Gross profit	$48,664	$44,949	$184,507	$157,955
Add: Stock-based compensation expense	416	264	1,655	1,236
Add: Employer taxes on employee stock transactions	13	61	133	147
Non-GAAP gross profit	$49,093	$45,274	$186,295	$159,338
Gross margin	88.6%	89.7%	88.1%	87.7%
Non-GAAP gross margin	89.4%	90.4%	88.9%	88.5%

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP research and development	$17,873	$16,491	$70,576	$64,069
Less: Stock-based compensation expense	(4,430)	(3,422)	(17,134)	(12,920)
Less: Employer taxes on employee stock transactions	(122)	(181)	(707)	(611)
Non-GAAP research and development	$13,321	$12,888	$52,735	$50,538

GAAP sales and marketing	$33,818	$34,055	$141,937	$130,558
Less: Stock-based compensation expense	(5,283)	(4,310)	(21,910)	(15,771)
Less: Employer taxes on employee stock transactions	(269)	(377)	(1,647)	(1,154)
Non-GAAP sales and marketing	$28,266	$29,368	$118,380	$113,633

GAAP general and administrative	$12,806	$11,840	$50,649	$42,663
Less: Stock-based compensation expense	(5,097)	(4,630)	(20,598)	(15,846)
Less: Employer taxes on employee stock transactions	(59)	(77)	(450)	(341)
Non-GAAP general and administrative	$7,650	$7,133	$29,601	$26,476

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Total revenue	$54,922	$50,089	$209,466	$180,037
Loss from operations	$(15,833)	$(22,593)	$(78,655)	$(84,537)
Add: Stock-based compensation expense	15,226	12,626	61,297	45,773
Add: Employer taxes on employee stock transactions	463	696	2,937	2,253
Add: Impairment of capitalized internal-use software	—	5,156	—	5,156
Add: Restructuring(2)	—	—	—	46
Non-GAAP loss from operations	$(144)	$(4,115)	$(14,421)	$(31,309)
Operating margin	(29)%	(45)%	(38)%	(47)%
Non-GAAP operating margin	—%	(8)%	(7)%	(17)%

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss	$(15,611)	$(21,402)	$(74,653)	$(80,183)
Add: Stock-based compensation expense	15,226	12,626	61,297	45,773
Add: Employer taxes on employee stock transactions	463	696	2,937	2,253
Add: Impairment of capitalized internal-use software	—	5,156	—	5,156
Add: Restructuring(2)	—	—	—	46
Non-GAAP net income (loss)	$78	$(2,924)	$(10,419)	$(26,955)
GAAP net loss per share, basic and dilutive	$(0.30)	$(0.44)	$(1.45)	$(1.70)
Non-GAAP net income (loss) per share, basic and dilutive	$—	$(0.06)	$(0.20)	$(0.57)
Weighted average shares outstanding, basic	52,766	48,513	51,310	47,175
Weighted average shares outstanding, dilutive(3)	56,093	48,513	51,310	47,175
(2) For the twelve months ended January 31, 2024, an immaterial amount of stock-based compensation expense related to restructuring charges was included in the restructuring expense line.
(3) For periods where the Company is in a net loss position, basic and dilutive weighted average shares are equivalent.
The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$4,358	$(6,450)	$(15,828)	$(26,893)
Less: Additions to property and equipment	(375)	(1,285)	(3,020)	(4,710)
Free cash flow	$3,983	$(7,735)	$(18,848)	$(31,603)
Net cash (used in) provided by investing activities	$(7,737)	$(2,667)	$(4,852)	$15,426
Net cash provided by financing activities	$1,172	$3,580	$9,938	$12,933

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of:
	April 30,	July 31,	Oct. 31,	Jan. 31,	April 30,	July 31,	Oct. 31,	Jan. 31,
	2023	2023	2023	2024	2024	2024	2024	2025
ARR	$172.2	$180.7	$188.7	$204.2	$207.7	$214.0	$220.3	$237.9